Exhibit 99.1

Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606

Contact:

Sarah Byrnes, Investor Relations

(312) 646-2801

www.eqcre.com

Equity Commonwealth Announces 2014 Second Quarter Results

Chicago, IL (August 5, 2014): Equity Commonwealth (NYSE: EQC) today announced financial results for the quarter and six months ended June 30, 2014.

Results for the Quarter Ended June 30, 2014:

Normalized funds from operations, or Normalized FFO, available for Equity Commonwealth common shareholders for the quarter ended June 30, 2014 was $84.6 million, or $0.68 per share basic and diluted, compared to Normalized FFO available for Equity Commonwealth common shareholders for the quarter ended June 30, 2013 of $81.6 million, or $0.69 per share basic and diluted.

Cash available for distribution, or CAD, for the quarter ended June 30, 2014 was $62.5 million, or $0.50 per share, compared to CAD for the quarter ended June 30, 2013 of $44.3 million, or $0.37 per share.

Normalized FFO and CAD each exclude:

•                  shareholder litigation costs and related expenses totaling $4.6 million, or $0.04 per share, and $7.0 million, or $0.06 per share, for the quarters ended June 30, 2014 and 2013, respectively; and

•                  estimated incentive fees payable in EQC’s common shares, based upon common share total return, totaling $7.0 million, or $0.06 per share, for the quarter ended June 30, 2014; and incentive fees paid in EQC’s common shares, based upon increases in annual funds from operations, or FFO, per share, totaling $0.2 million, or less than $0.01 per share, for the quarter ended June 30, 2013.  Incentive fees payable for the quarter ended June 30, 2013 were calculated prior to the amendment of EQC’s business management agreement on December 19, 2013, which changed the structure of the incentive fees beginning January 1, 2014.

Net loss available for Equity Commonwealth common shareholders was $17.8 million for the quarter ended June 30, 2014, compared to net income available for Equity Commonwealth common shareholders of $7.7 million for the same period last year.  Net loss available for Equity Commonwealth common shareholders per share, basic and diluted (earnings per share, or EPS), was $0.14 for the quarter ended June 30, 2014, compared to net income available for Equity

Commonwealth common shareholders per share, basic and diluted (EPS), of $0.07 for the quarter ended June 30, 2013.  Net loss available for Equity Commonwealth common shareholders for the quarter ended June 30, 2014 includes:

•                  aggregate losses of $28.1 million, or $0.23 per share, from asset impairment and the early extinguishment of debt, $5.4 million, or $0.04 per share, which was in connection with asset sales during the quarter;

•                  $4.6 million, or $0.04 per share, of shareholder litigation costs and related expenses included in general and administrative expenses;

•                  $7.0 million, or $0.06 per share, of estimated incentive fees payable in EQC’s common shares based upon common share total return;

•                  preferred distributions of $23.2 million, or $0.19 per share, resulting in a net increase in preferred distributions of $12.0 million, or $1.1728 per share, related to the conversion in May 2014 of 10,263,003 series D convertible preferred shares into 10,411,779 common shares, as further discussed later in this press release; and

•                  partially offset by a gain of $16.9 million, or $0.14 per share, from the issuance of shares at a price above our per share carrying value by Select Income REIT, or SIR, an equity investee.

Net income available for Equity Commonwealth common shareholders for the quarter ended June 30, 2013 includes:

•                  a gain of $2.1 million, or $0.02 per share, from the sale of properties;

•                  offset by a loss of $4.6 million, or $0.04 per share, from asset impairments;

•                  incentive fees of $0.2 million, or less than $0.01 per share; and

•                  $7.0 million, or $0.06 per share, of shareholder litigation costs and related expenses.

The weighted average number of basic and diluted common shares outstanding for the quarters ended June 30, 2014 and 2013, was 123,811,937 and 118,309,343, respectively.

Results for the Six Months Ended June 30, 2014:

Normalized FFO available for Equity Commonwealth common shareholders for the six months ended June 30, 2014 was $156.2 million, or $1.29 per share basic and diluted, compared to Normalized FFO available for Equity Commonwealth common shareholders of $158.7 million, or $1.49 per share basic and diluted, for the six months ended June 30, 2013.

CAD for the six months ended June 30, 2014 was $101.0 million, or $0.83 per share, compared to CAD for the six months ended June 30, 2013 of $94.3 million, or $0.89 per share.

Net loss available for Equity Commonwealth common shareholders was $8.5 million for the six months ended June 30, 2014, compared to net income available for Equity Commonwealth common shareholders of $22.3 million for the same period last year.  Net loss available for Equity Commonwealth common shareholders per share, basic and diluted (EPS), was $0.07 for the six months ended June 30, 2014, compared to net income available for Equity Commonwealth common shareholders per share, basic and diluted (EPS), of $0.21 for the six months ended June 30, 2013.

The weighted average number of basic and diluted common shares outstanding for the six months ended June 30, 2014 and 2013, was 121,120,842 and 106,298,433, respectively.

The definitions and an explanation of the calculations of Normalized FFO and FFO are provided in the footnotes on page 11 of this press release, and an explanation of the calculation of CAD is provided in the footnotes on page 13 of this press release.

A reconciliation of net income attributable to Equity Commonwealth, determined in accordance with U.S. generally accepted accounting principles, or GAAP, to FFO available for Equity Commonwealth common shareholders and Normalized FFO available for Equity Commonwealth common shareholders for the quarters and six months ended June 30, 2014 and 2013 appears later in this press release on page 10.  A reconciliation of Normalized FFO available for Equity Commonwealth common shareholders to CAD for the quarters and six months ended June 30, 2014 and 2013 also can be found on page 13 of this press release.

Operating Results (excluding EQC’s former consolidated subsidiary, SIR):

As of June 30, 2014, 86.7% of EQC’s total square feet included within continuing operations was leased, compared to 86.5% as of March 31, 2014 and 87.0% as of June 30, 2013.  During the quarter ended June 30, 2014, EQC entered into leases for 1,562,000 square feet, including lease renewals for 1,204,000 square feet and new leases for 358,000 square feet, and leases for 1,483,000 square feet expired.  Leases entered into during the quarter ended June 30, 2014, including both lease renewals and new leases, had weighted average cash rental rates that were approximately 4.4% lower than prior rental rates for the same space and weighted average GAAP rental rates that were approximately 1.3% higher than prior rental rates for the same space.

The weighted average lease term based on square feet for leases entered into during the quarter ended June 30, 2014 was 6.0 years.  Commitments for tenant improvements, leasing commission costs and concessions for leases entered into during the quarter ended June 30, 2014 totaled approximately $27.9 million, or $2.98 per square foot per year of the lease term.

Same property occupancy for 156 properties, consisting of 40 central business district, or CBD, properties and 116 suburban properties, owned continuously since April 1, 2013 decreased 30 basis points from 87.0% as of June 30, 2013 to 86.7% as of June 30, 2014.  Same property occupancy for the 40 CBD properties decreased 20 basis points from 85.6% as of June 30, 2013 to 85.4% as of June 30, 2014.  Same property occupancy for the 116 suburban properties decreased 40 basis points from 88.4% as of June 30, 2013 to 88.0% as of June 30, 2014.

Same property cash basis net operating income, or Cash Basis NOI, increased by 6.8% during the quarter ended June 30, 2014, which was driven by a 14.7% increase in Cash Basis NOI at suburban properties and a 2.0% increase in Cash Basis NOI at CBD properties.  Same property GAAP net operating income, or NOI, increased by 1.3% during the quarter ended June 30, 2014, driven by a 9.3% increase in same property GAAP NOI at suburban properties, offset by a 3.7% decrease in same property GAAP NOI at CBD properties.  The increase in Cash Basis NOI and same property GAAP NOI at suburban properties primarily reflects approximately $4.0 million recognized from the settlement of litigation with a former tenant at a suburban property.  The increase in CBD property Cash Basis NOI reflects the expiration of free rent periods. The decline in same property GAAP NOI at CBD properties primarily reflects the decline in occupancy.

The definitions and an explanation of the calculations of NOI and Cash Basis NOI and a reconciliation of NOI and Cash Basis NOI to net income, determined according to GAAP, for the quarters and six months ended June 30, 2014 and 2013 appears later in this press release on page 14.

Significant Events during the Second Quarter 2014:

The removal of EQC’s prior Trustees on March 25, 2014 triggered a Fundamental Change Conversion Right of the 6 ½% cumulative convertible series D preferred shares, as defined in EQC’s Articles Supplementary, dated October 10, 2006, setting forth the terms of the series D preferred shares.  Pursuant to such right, the holders of series D preferred shares had the option to elect to convert all or any portion of their series D preferred shares at any time from April 9, 2014 until the close of business on May 14, 2014 into a number of common shares per $25.00 liquidation preference of the series D preferred shares equal to the Fundamental Change Conversion Rate. EQC calculated the Fundamental Change Conversion Rate as 1.0145 common shares per $25.00 liquidation preference.  As of the close of business on May 14, 2014, the holders of 10,263,003 series D preferred shares elected to exercise their Fundamental Change Conversion Right and EQC issued 10,411,779 of its common shares to the holders of those series D preferred shares.

On March 31, 2014, EQC owned 12.5% of Affiliates Insurance Company, or AIC, an insurance company then owned in equal proportion by EQC, its manager Reit Management & Research LLC, or RMR, and six other companies to which RMR provides management services.  On March 25, 2014, as a result of the removal of all of EQC’s then Trustees, EQC underwent a change in control, as defined in the shareholders’ agreement among EQC, the other shareholders of AIC, and AIC.  As a result of this change in control and in accordance with the terms of the shareholders’ agreement, the other shareholders of AIC, on May 9, 2014, exercised their right to purchase the 20,000 shares of AIC that EQC owned.  EQC received $5.8 million in aggregate proceeds from this sale, and EQC no longer holds any interest in AIC.

Due to the removal of the prior Trustees on March 25, 2014, EQC was not able to declare regular quarterly common or preferred share dividends until the election of the new Trustees on May 23, 2014.  In addition, beginning March 25, 2014, EQC was not able to pay dividends under the terms of the forbearance agreements entered into with EQC’s revolving credit facility and term loan lenders.  On June 6, 2014, EQC amended its revolving credit facility and term loan agreements and in connection with such amendments, the forbearance agreements were terminated.  As noted below, on July 25, 2014, the Board of Trustees declared dividends on the series D preferred shares and the series E preferred shares representing the full amounts of accrued and unpaid dividends on such shares.

On May 23, 2014, EQC’s shareholders elected all seven of the nominees for the Board of Trustees nominated by

Related Fund Management, LLC and Corvex Management LP, or together, Related/Corvex, for election at EQC’s special meeting of shareholders.  The new Trustees are Sam Zell, James Corl, Edward Glickman, David Helfand, Peter Linneman, Jim Lozier and Kenneth Shea.  The new Board of Trustees, or the Board, has elected Zell as EQC’s Chairman of the Board.

Additionally on May 23, 2014, the Board accepted the resignations of EQC’s previous executive officers and appointed David Helfand as the new President and Chief Executive Officer, Adam Markman as the new Executive Vice President, Chief Financial Officer and Treasurer (as of July 14, 2014), David Weinberg as the new Executive Vice President and Chief Operating Officer, and Orrin Shifrin as the new Executive Vice President, General Counsel and Secretary.

EQC made a number of improvements to its corporate governance during the second quarter as follows:

•                  On June 5, 2014, EQC adopted Amended and Restated Bylaws as well as new corporate governance guidelines, a new code of business conduct and ethics, and new audit, compensation and nominating and corporate governance committee charters. The changes reflect EQC’s transition to an internally managed company, the alignment of EQC’s governing documents with Maryland law, and the strengthening of EQC’s commitment to shareholder interests.

•                  On June 17, 2014, EQC terminated its Renewed Rights Agreement, commonly known as a “poison pill”.

On June 13, 2014, a wholly owned subsidiary of EQC entered into a Master Sub-Management Agreement, or the Sub-Management Agreement, with CBRE, Inc., or CBRE.  Under the terms of the Sub-Management agreement, CBRE will act as sub-manager for each of EQC’s current domestic properties and any additional domestic properties EQC may acquire in the future for an initial term of two years, subject to automatic one-year renewal terms, unless given 90 days advance notice of non-renewal.  EQC and CBRE are currently targeting that CBRE will begin providing management services for all domestic properties on October 1, 2014.  CBRE began providing certain transition services on June 13, 2014.

Under the Sub-Management Agreement, EQC will pay CBRE a property-by-property management services fee. In addition, EQC will pay CBRE a $0.6 million transition services fee for the transition services provided by CBRE. They will also be reimbursed for certain expenses incurred in the performance of their duties, including personnel costs and equipment costs.

On June 27, 2014, EQC sold a portfolio of 14 properties (43 buildings) with a combined 2,784,098 square feet, consisting of 13 office properties with 2,492,098 square feet and one industrial/flex property with 292,000 square feet, for an aggregate sales price of $215.9 million, excluding mortgage debt repayments and closing costs, pursuant to a sale agreement entered into on March 17, 2014.  In connection with these property sales, EQC repaid $19.8 million of mortgage debt, along with prepayment costs of $2.8 million.

Subsequent Events:

On July 9, 2014, EQC sold its entire stake of 22.0 million common shares of SIR, a publicly traded REIT.  EQC received approximately $704.8 million in cash, representing $32.04 per share. As a result of this sale, EQC no longer holds any interest in SIR. Following the sale, EQC subsequently repaid the $235.0 million outstanding balance on its revolving credit facility and prepaid at par the $265.0 million non-recourse mortgage loan on two buildings in Chicago, IL.

On July 25, 2014, the Board declared a dividend of $0.8125 per series D preferred share to be paid on August 15, 2014 to shareholders of record on August 5, 2014.  This dividend includes the accrued dividend of $0.40625 per share for the period from February 15, 2014 to May 14, 2014 and the accrued dividend of $0.40625 per share for the period from May 15, 2014 to August 14, 2014. On July 25, 2014, the Board also declared a dividend of $0.90625 per series E preferred share to be paid on August 15, 2014 to shareholders of record on August 5, 2014. This dividend includes the accrued dividend of $0.453125 per share for the period from February 15, 2014 to May 14, 2014 and the accrued dividend of $0.453125 per share for the period from May 15, 2014 to August 14, 2014. The aggregate amounts of $0.8125 and $0.90625 that will be paid to the holders of series D preferred shares and series E preferred shares, respectively, represent the full amounts of accrued and unpaid dividends under the series D preferred shares and the series E preferred shares.

At EQC’s annual meeting of shareholders held on July 31, 2014, EQC’s shareholders approved various amendments to EQC’s Declaration of Trust to, among other things, implement best-practice corporate governance improvements.

Also at the annual meeting, EQC’s shareholders voted over 101 million shares, representing 94% of shares voted, in support of the reimbursement to Related/Corvex of approximately $33.5 million of expenses they incurred in connection with their consent solicitations to remove EQC’s prior Trustees and to elect a new slate of nominees to serve on EQC’s Board. Following this proposal’s approval, approximately $16.7 million is expected to be reimbursed in the third quarter 2014. An additional $8.35 million is expected to be reimbursed in each of 2015 and 2016, if EQC’s average closing price is at least $26.00 in each of these years.

On August 1, 2014, the company changed its name from CommonWealth REIT to Equity Commonwealth.  On and after that date, the common shares of the company began trading on the New York Stock Exchange under the new name and the new ticker symbol “EQC.” This name change reflects a new chapter for the Company. In keeping with the other ‘Equity’ companies, Equity Commonwealth will operate with an entrepreneurial culture, where the interests of all stakeholders are aligned, focusing on long-term value creation for shareholders.

Transition:

Equity Commonwealth is in the process of a significant transition, during which the management team and Trustees are evaluating all aspects of the Company’s operations. The transition includes taking over and internalizing EQC’s corporate and business operations from RMR, and the transitioning of property management from RMR to CBRE. RMR continues to receive its contracted payments for providing certain services under the business management agreement and property management agreements. Additional transition-related costs will be incurred as EQC ramps up operations and transitions to CBRE as property manager.

With respect to the common dividend, EQC is evaluating its options regarding the appropriate policy. EQC anticipates that the quarterly common dividend likely will be reduced from the level being paid before the prior Trustees were removed on March 25, 2014.

Any expectations or guidance previously provided by RMR or the prior officers of the Company do not represent the current views of EQC.

Presentation:

As of June 30, 2014, EQC owned approximately 36.7% of the common shares of SIR, a publicly traded REIT that primarily owns and invests in net leased, single tenant office and industrial properties throughout the United States and leased lands in Hawaii.  On July 2, 2013, SIR issued and sold to the public 10.5 million common shares in an underwritten public offering.  Prior to this offering, EQC’s 22.0 million common shares of SIR represented more than 50% of SIR’s outstanding common shares and SIR’s financial position and results of operations were consolidated in EQC’s financial statements.  Beginning on July 2, 2013, EQC no longer consolidates its investment in SIR, but instead accounts for its investment in SIR under the equity method.  Unless the context indicates otherwise, the amounts reported in this press release include SIR’s financial position and results of operations on a consolidated basis with EQC for periods prior to July 2, 2013, when SIR was EQC’s consolidated subsidiary.  As described above, on July 9, 2014, EQC sold its entire stake of 22.0 million common shares of SIR.  EQC received approximately $704.8 million in cash, representing $32.04 per share.  As a result of this sale, EQC no longer holds any interest in SIR.

For further information about SIR and its subsidiaries, please see SIR’s periodic reports and other filings with the Securities and Exchange Commission, or the SEC, which are available at the SEC’s website at www.sec.gov.  References in this press release to SIR’s filings with the SEC are included to identify the source of SIR information only, and the information in SIR’s filings with the SEC is not incorporated by reference into this press release.

Supplemental Data:

A copy of EQC’s Second Quarter 2014 Supplemental Operating and Financial Data is available for download at EQC’s website, www.eqcre.com.

Equity Commonwealth is an internally managed and self-advised REIT, which primarily owns office buildings located in central business districts and suburban locations across the country, with executive offices in Chicago, IL.

Please see the pages attached hereto for a more detailed statement of EQC’s operating results and financial condition, for an explanation of EQC’s calculation of FFO, Normalized FFO, CAD, NOI and Cash Basis NOI and for a reconciliation of those non-GAAP amounts to net income and net income attributable to Equity Commonwealth.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws.  Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement.  We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).  The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•                  changes in the real estate industry, particularly in those markets in which our properties are located;

•                  our ability to raise equity or debt capital;

•                  our ability to internalize EQC’s corporate and business operations from RMR;

•                  our ability to transition property management to CBRE;

•                  the future amount of leasing activity and occupancy rates at our properties;

•                  the future rent rates we will be able to charge at our properties;

•                  the costs we may incur to lease space in our properties;

•                  our ability to declare or pay distributions to our shareholders and the amounts of such distributions;

•                  the credit quality of our tenants;

•                  the likelihood that our tenants will pay rent, renew leases, enter into new leases or be affected by cyclical economic conditions;

•                  our sales of properties;

•                  our ability to compete for tenancies effectively;

•                  our ability to pay interest on and principal of our debt;

•                  our ability to obtain credit facilities, and the availability of borrowings under those credit facilities; and

•                  our tax status as a REIT.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.  For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

Equity Commonwealth

Condensed Consolidated Statements of Operations

(amounts in thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$172,407	$210,013	$344,447	$421,313
Tenant reimbursements and other income	42,787	52,175	88,007	103,487
Total revenues	215,194	262,188	432,454	524,800

Expenses:
Operating expenses	92,701	104,105	194,432	208,235
Depreciation and amortization	59,831	63,459	111,480	126,029
General and administrative	24,097	21,049	48,945	37,712
Loss on asset impairment	22,683	—	17,922	—
Acquisition related costs	—	145	5	773
Total expenses	199,312	188,758	372,784	372,749

Operating income	15,882	73,430	59,670	152,051

Interest and other income	281	249	665	704
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of ($300), $265, ($609), and $873, respectively)	(37,899)	(43,320)	(75,834)	(95,216)
Loss on early extinguishment of debt	—	—	—	(60,027)
(Loss) gain on sale of equity investments	(33)	—	(33)	66,293
Gain on issuance of shares by an equity investee	16,911	—	17,020	—
(Loss) income from continuing operations before income tax expense and equity in earnings of investees	(4,858)	30,359	1,488	63,805
Income tax expense	(908)	(754)	(1,463)	(1,742)
Equity in earnings of investees	12,454	159	23,388	4,421
Income from continuing operations	6,688	29,764	23,413	66,484
Discontinued operations:
Income from discontinued operations	4,114	1,643	8,125	1,637
Loss on asset impairment from discontinued operations	(2,072)	(4,589)	(2,360)	(8,535)
Loss on early extinguishment of debt from discontinued operations	(3,345)	—	(3,345)	—
Net gain on sale of properties from discontinued operations	—	2,099	—	3,359
Income before gain on sale of properties	5,385	28,917	25,833	62,945
Gain on sale of properties	—	—	—	1,596
Net income	5,385	28,917	25,833	64,541
Net income attributable to noncontrolling interest in consolidated subsidiary	—	(10,028)	—	(19,985)
Net income attributable to Equity Commonwealth	5,385	18,889	25,833	44,556
Preferred distributions	(6,982)	(11,151)	(18,133)	(22,302)
Distribution on conversion of preferred shares	(16,205)	—	(16,205)	—
Net (loss) income available for Equity Commonwealth common shareholders	$(17,802)	$7,738	$(8,505)	$22,254

Amounts attributable to Equity Commonwealth common shareholders:
(Loss) income from continuing operations	$(16,499)	$8,585	$(10,925)	$25,793
Income from discontinued operations	4,114	1,643	8,125	1,637
Loss on asset impairment from discontinued operations	(2,072)	(4,589)	(2,360)	(8,535)
Loss on early extinguishment of debt from discontinued operations	(3,345)	—	(3,345)	—
Net gain on sale of properties from discontinued operations	—	2,099	—	3,359
Net (loss) income	$(17,802)	$7,738	$(8,505)	$22,254

Equity Commonwealth

Reconciliation of Net Income Attributable to Equity Commonwealth to Funds from Operations and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013
Calculation of FFO:(1)
Net income attributable to Equity Commonwealth		$5,385	$18,889	$25,833	$44,556
Plus:	depreciation and amortization from continuing operations	59,831	63,459	111,480	126,029
Plus:	depreciation and amortization from discontinued operations	—	3,930	—	7,883
Plus:	loss on asset impairment from continuing operations	22,683	—	17,922	—
Plus:	loss on asset impairment from discontinued operations	2,072	4,589	2,360	8,535
Plus:	FFO from investees	16,611	159	31,551	4,901
Plus:	net income attributable to noncontrolling interest	—	10,028	—	19,985
Less:	FFO attributable to noncontrolling interest	—	(13,239)	—	(26,128)
Less:	gain on sale of properties	—	—	—	(1,596)
Less:	net gain on sale of properties from discontinued operations	—	(2,099)	—	(3,359)
Less:	equity in earnings of investees	(12,454)	(159)	(23,388)	(4,421)
FFO attributable to Equity Commonwealth		94,128	85,557	165,758	176,385
Less:	preferred distributions	(6,982)	(11,151)	(18,133)	(22,302)
FFO available for Equity Commonwealth common shareholders		$87,146	$74,406	$147,625	$154,083

Calculation of Normalized FFO:(1)
FFO attributable to Equity Commonwealth		$94,128	$85,557	$165,758	$176,385
Plus:	acquisition related costs from continuing operations	—	145	5	773
Plus:	normalized FFO from investees, net of FFO from investees	(725)	—	313	5
Plus:	loss on early extinguishment of debt from continuing operations	—	—	—	60,027
Plus:	loss on early extinguishment of debt from discontinued operations	3,345	—	3,345	—
Plus:	shareholder litigation costs and related expenses	4,588	6,987	8,458	10,125
Plus:	estimated business management incentive fees(2)	6,996	196	13,225	392
Plus:	average minimum rent from direct financing lease, net of interest earned	121	37	221	53
Plus:	FFO attributable to noncontrolling interest	—	13,239	—	26,128
Less:	normalized FFO attributable to noncontrolling interest	—	(13,394)	—	(26,603)
Less:	loss (gain) on sale of equity investments	33	—	33	(66,293)
Less:	gain on issuance of shares by an equity investee	(16,911)	—	(17,020)	—
Normalized FFO attributable to Equity Commonwealth		91,575	92,767	174,338	180,992
Less:	preferred distributions	(6,982)	(11,151)	(18,133)	(22,302)
Normalized FFO available for Equity Commonwealth common shareholders		$84,593	$81,616	$156,205	$158,690

Weighted average common shares outstanding — basic and diluted(3)		123,812	118,309	121,121	106,298

Per common share:
(Loss) income from continuing operations attributable to Equity Commonwealth common shareholders — basic and diluted		$(0.13)	$0.07	$(0.09)	$0.24
(Loss) income from discontinued operations attributable to Equity Commonwealth common shareholders — basic and diluted		$(0.01)	$(0.01)	$0.02	$(0.03)
Net (loss) income available for Equity Commonwealth common shareholders — basic and diluted		$(0.14)	$0.07	$(0.07)	$0.21
FFO available for Equity Commonwealth common shareholders — basic and diluted		$0.70	$0.63	$1.22	$1.45
Normalized FFO available for Equity Commonwealth common shareholders — basic and diluted		$0.68	$0.69	$1.29	$1.49

Equity Commonwealth

Reconciliation of Net Income Attributable to Equity Commonwealth to Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

(1)         EQC calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on real estate asset impairment, net income attributable to noncontrolling interest and FFO from equity investees, excluding any gain or loss on sale of properties, equity in earnings from investees and FFO attributable to noncontrolling interests.  EQC’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because EQC excludes acquisition related costs, estimated business management incentive fees, gains from issuance of shares by equity investees, gains and losses from sales of equity investments, loss on early extinguishment of debt, shareholder litigation costs and related expenses, the difference between average minimum rent and interest earned from EQC’s direct financing lease and the difference between FFO and Normalized FFO from equity investees and noncontrolling interests.  EQC considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income and cash flow from operating activities. EQC believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of EQC’s operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by EQC’s Board of Trustees when determining the amount of distributions to EQC’s shareholders.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of EQC’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of EQC’s needs.  These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in EQC’s condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than EQC does.

(2)         Amounts represent estimated incentive fees under EQC’s and SIR’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual FFO per share (as defined), and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, EQC recognizes estimated business management incentive fee expense each quarter.  Although EQC recognizes this expense each quarter for purposes of calculating net income, EQC does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined.  Amounts for SIR are only for the period when SIR was a consolidated subsidiary of EQC.  Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(3)         As of June 30, 2014, EQC had 4,917 series D cumulative convertible preferred shares that were convertible into 2,364 common shares.  The effect of a conversion of EQC’s series D cumulative convertible preferred shares on income from continuing operations attributable to Equity Commonwealth common shareholders per share is anti-dilutive to income, FFO and Normalized FFO for all periods presented.  The removal of EQC’s entire prior Board of Trustees on March 25, 2014 triggered a Fundamental Change Conversion Right, as defined in EQC’s governing documents.  Pursuant to such right, on May 14, 2014, the holders of 10,263 series D preferred shares opted to convert their series D preferred shares into, and EQC issued, 10,412 common shares.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

Equity Commonwealth

Reconciliation of Net Income Attributable to Equity Commonwealth to Funds from Operations and Normalized Funds from Operations (continued)

(amounts in thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net (loss) income available for Equity Commonwealth common shareholders	$(17,802)	$7,738	$(8,505)	$22,254
Add - Series D convertible preferred distributions	1,998	6,167	8,165	12,334
Net (loss) income available for Equity Commonwealth common shareholders — diluted	$(15,804)	$13,905	$(340)	$34,588

FFO available for Equity Commonwealth common shareholders	$87,146	$74,406	$147,625	$154,083
Add - Series D convertible preferred distributions	1,998	6,167	8,165	12,334
FFO available for Equity Commonwealth common shareholders — diluted	$89,144	$80,573	$155,790	$166,417

Normalized FFO available for Equity Commonwealth common shareholders	$84,593	$81,616	$156,205	$158,690
Add - Series D convertible preferred distributions	1,998	6,167	8,165	12,334
Normalized FFO available for Equity Commonwealth common shareholders — diluted	$86,591	$87,783	$164,370	$171,024

Weighted average common shares outstanding — basic	123,812	118,309	121,121	106,298
Effect of dilutive Series D preferred shares	2,364	7,298	2,364	7,298
Weighted average common shares outstanding — diluted	126,176	125,607	123,485	113,596

Equity Commonwealth

Reconciliation of Normalized Funds from Operations to Cash Available for Distribution

 (amounts in thousands, except per share data)

(unaudited)

		Quarter Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013
Calculation of CAD:(1)
Normalized FFO available for Equity Commonwealth common shareholders		$84,593	$81,616	$156,205	$158,690
Plus:	lease value amortization from continuing operations	4,166	2,658	6,418	5,422
Plus:	lease value amortization from discontinued operations	—	(227)	—	(462)
Plus:	amortization of prepaid interest and debt discounts from continuing operations	(300)	265	(609)	873
Plus:	amortization of prepaid interest and debt discounts from discontinued operations	(3)	19	(3)	40
Plus:	distributions from investees	10,560	—	20,680	4,279
Plus:	general and administrative expense paid in common shares(2)	911	616	5,178	1,132
Plus:	minimum cash rent from direct financing lease	2,025	2,025	4,049	4,049
Plus:	normalized FFO attributable to noncontrolling interest	—	13,394	—	26,603
Less:	CAD attributable to noncontrolling interest	—	(11,807)	—	(24,184)
Less:	average minimum rent from direct financing lease	(329)	(329)	(658)	(658)
Less:	straight line rent from continuing operations	(1,079)	(8,939)	(6,975)	(19,744)
Less:	straight line rent from discontinued operations	(145)	103	(226)	(54)
Less:	recurring capital expenditures	(22,007)	(34,970)	(51,169)	(56,822)
Less:	normalized FFO from investees	(15,886)	(159)	(31,864)	(4,906)
CAD		$62,506	$44,265	$101,026	$94,258

Weighted average common shares outstanding - basic		123,812	118,309	121,121	106,298

CAD per share		$0.50	$0.37	$0.83	$0.89

(1)         EQC calculates CAD as shown above.  EQC considers CAD to be an appropriate measure of its operating performance, along with net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income and cash flow from operating activities.  EQC believes that CAD provides useful information to investors because CAD may facilitate a comparison of cash based operating performance between periods and with other REITs.  CAD does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of EQC’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of EQC’s needs.  This measure should be considered in conjunction with net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in EQC’s condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate CAD differently than EQC does.

(2)         Amounts represent the portion of business management fees that are payable in EQC’s common shares as well as equity based compensation for EQC’s and SIR’s trustees, officers and certain employees of RMR (amounts for SIR are only for the period when SIR was a consolidated subsidiary of EQC).

Equity Commonwealth

Calculation of Property Net Operating Income (NOI) and Cash Basis NOI and Reconciliation to Net Income

(amounts in thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Calculation of NOI and Cash Basis NOI:(1) (2)
Rental income	$172,407	$210,013	$344,447	$421,313
Tenant reimbursements and other income	42,787	52,175	88,007	103,487
Operating expenses	(92,701)	(104,105)	(194,432)	(208,235)
Property net operating income (NOI)	122,493	158,083	238,022	316,565
Non cash straight line rent adjustments	(1,079)	(8,939)	(6,975)	(19,744)
Lease value amortization	4,166	2,658	6,418	5,422
Lease termination fees	(1,145)	(966)	(1,738)	(1,311)
Cash Basis NOI	$124,435	$150,836	$235,727	$300,932

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$124,435	$150,836	$235,727	$300,932
Non cash straight line rent adjustments	1,079	8,939	6,975	19,744
Lease value amortization	(4,166)	(2,658)	(6,418)	(5,422)
Lease termination fees	1,145	966	1,738	1,311
Property NOI	122,493	158,083	238,022	316,565
Depreciation and amortization	(59,831)	(63,459)	(111,480)	(126,029)
General and administrative	(24,097)	(21,049)	(48,945)	(37,712)
Loss on asset impairment	(22,683)	—	(17,922)	—
Acquisition related costs	—	(145)	(5)	(773)
Operating income	15,882	73,430	59,670	152,051

Interest and other income	281	249	665	704
Interest expense	(37,899)	(43,320)	(75,834)	(95,216)
Loss on early extinguishment of debt	—	—	—	(60,027)
(Loss) gain on sale of equity investments	(33)	—	(33)	66,293
Gain on issuance of shares by an equity investee	16,911	—	17,020	—
(Loss) income from continuing operations before income tax expense and equity in earnings of investees	(4,858)	30,359	1,488	63,805
Income tax expense	(908)	(754)	(1,463)	(1,742)
Equity in earnings of investees	12,454	159	23,388	4,421
Income from continuing operations	6,688	29,764	23,413	66,484
Discontinued operations:
Income from discontinued operations	4,114	1,643	8,125	1,637
Loss on asset impairment from discontinued operations	(2,072)	(4,589)	(2,360)	(8,535)
Loss on early extinguishment of debt from discontinued operations	(3,345)	—	(3,345)	—
Net gain on sale of properties from discontinued operations	—	2,099	—	3,359
Income before gain on sale of properties	5,385	28,917	25,833	62,945
Gain on sale of properties	—	—	—	1,596
Net income	$5,385	$28,917	$25,833	$64,541

(1)         Excludes properties classified as discontinued operations for the period ended June 30, 2014.

(2)         EQC calculates NOI on a GAAP and cash basis as shown above.  EQC defines NOI as income from EQC’s real estate including lease termination fees received from tenants less EQC’s property operating expenses, which expenses include property marketing costs.  NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  EQC defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees.  EQC considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of EQC’s properties.  EQC uses NOI and Cash Basis NOI internally to evaluate individual, regional and combined property level performance, and EQC believes that NOI and Cash Basis NOI provide useful information to investors regarding EQC’s results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of EQC’s operating performance between periods and with other REITs.  The calculation of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to EQC’s properties’ results of operations.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of EQC’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of EQC’s needs.  These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth, net income available for Equity Commonwealth common shareholders, operating income and cash flow from operating activities as presented in EQC’s condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than EQC does.

Equity Commonwealth

 Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Real estate properties:
Land	$748,302	$699,135
Buildings and improvements	5,146,617	4,838,030
	5,894,919	5,537,165
Accumulated depreciation	(956,057)	(895,059)
	4,938,862	4,642,106
Properties held for sale	—	573,531
Acquired real estate leases, net	227,197	255,812
Equity investments	531,862	517,991
Cash and cash equivalents	428,373	222,449
Restricted cash	22,829	22,101
Rents receivable, net of allowance for doubtful accounts of $7,451 and $7,885, respectively	238,033	223,769
Other assets, net	206,204	188,675
Total assets	$6,593,360	$6,646,434

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$235,000	$235,000
Senior unsecured debt, net	1,856,373	1,855,900
Mortgage notes payable, net	895,231	914,510
Liabilities related to properties held for sale	—	28,734
Accounts payable and accrued expenses	138,412	165,855
Assumed real estate lease obligations, net	31,354	33,935
Rent collected in advance	29,266	27,553
Security deposits	13,852	11,976
Due to related persons	22,984	9,385
Total liabilities	3,222,472	3,282,848

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,916,997 and 15,180,000 shares issued and outstanding, respectively, aggregate liquidation preference of $122,925 and $379,500, respectively	119,286	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 128,859,923 and 118,386,918 shares issued and outstanding, respectively	1,289	1,184
Additional paid in capital	4,483,653	4,213,474
Cumulative net income	2,235,673	2,209,840
Cumulative other comprehensive loss	(21,205)	(38,331)
Cumulative common distributions	(3,111,868)	(3,082,271)
Cumulative preferred distributions	(601,331)	(573,971)
Total shareholders’ equity	3,370,888	3,363,586
Total liabilities and shareholders’ equity	$6,593,360	$6,646,434

(END)